As filed with the Securities and Exchange Commission on June 30th, 2008
                                         Registration No. 333-_________


                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                ---------------------------------------------
                                 FORM S-1
                           Registration Statement
                      Under the Securities Act of 1934

                             HYDRODYNEX, INC.
                      ("Hydrodynex" or the "Company")

         NEVADA                            5900                 20-4903071
------------------------------  ----------------------------  ---------------
(State or Jurisdiction of       (Primary Standard Industrial  (IRS Employer
Incorporation or Organization)  Classification Code Number)   Identification
                                                              No.)


        230 Bethany Rd., Ste. 128, Burbank, CA 91504,  (702) 884-2150
       ----------------------------------------------------------------
       (Address and telephone number of principal executive offices and principal place of business)

                                  Copies to:
                                Jerod Edington
                           230 Bethany Rd., Ste. 128
                               Burbank, CA 91504
                                (702) 884-2150
           (Name, address and telephone number of agent for service)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

                                                      Proposed
Title of each class                 Proposed maximum   maximum     Amount of
 of securities      Amount to be     offering price   aggregate  registration
to be registered     Registered      per share (2)  offering price     fee
----------------  -----------------  -------------  --------------  ---------
Common Stock        1,500,000 (1)        $.10         $ 150,000     $5.90
-----------------------------------------------------------------------------
                    1,500,000                                       $5.90
                    =========                                       =======

(1) All 1,500,000 shares registered pursuant to this registration statement are to be offered by the selling security holders.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the last sales price of the common stock in a private placement which closed on December 31, 2007..

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                           PRELIMINARY PROSPECTUS

                              HYDRODYNEX, INC.

                        1,500,000 Shares Common Stock


We are going to register 1,500,000 shares of our common stock for shareholders of our company (see "Selling Shareholders"). Prior to this registration, there has been no public market for our securities; however, upon completion of this registration, we intend to make application for listing on the OTC Bulletin Board. There is currently no market for the shares and, accordingly, there is no fixed price at which the shares will be offered. Once a market has been established, the price of the shares will be at the market. We believe the shares will begin trading in the range of $.10 per share based upon the fact that shares sold in the most recent private placement were sold at $.10 per share. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.


THE PURCHASE OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. (SEE "RISK FACTORS" COMMENCING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.) THE COMMON STOCK BEING OFFERED IS NOT LISTED ON ANY NATIONAL SECURITIES MARKET.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


               The date of this Prospectus is June 30, 2008

                              TABLE OF CONTENTS
PART I - INFORMATION REQUIRED IN PROSPECTUS                             3
PROSPECTUS SUMMARY                                                      3
FORWARD LOOKING STATEMENTS                                              5
SUMMARY FINANCIAL DATA                                                  6
WHERE YOU CAN FIND ADDITIONAL INFORMATION                               7
REPORTS TO STOCKHOLDERS                                                 7
BUSINESS OF HYDRODYNEX, INC.                                            8
      Background                                                        8
      Description of Technology                                        11
      Plan of Operation                                                12
      End Users                                                        12
      Regional Distributors                                            13
      Advertising and Promotions                                       13
      Products and Services                                            15
      Market Analysis and Competition                                  16
      Employees                                                        17
DESCRIPTION OF PROPERTY                                                17
RISK FACTORS                                                           17
Risks Related to Our company and Our Industry                          18
Risks Related to Our Financial Condition and Business Model            24
Risks Related to This Offering and Our Stock                           28
Risks Related to Our Intellectual Property                             34
LEGAL PROCEEDINGS                                                      35
USE OF PROCEEDS                                                        36
DETERMINATION OF OFFERING PRICE                                        36
DILUTION                                                               36
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
 AND RELATED STOCKHOLDER MATTERS                                       37
CAPITALIZATION                                                         38
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION              39
      Overview                                                         39
      Results of Operations                                            40
      Liquidity and Capital Resources                                  40
      New Accounting Pronouncements                                    41
      Critical Accounting Policies                                     44
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK             44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT         44
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS           45
EXECUTIVE COMPENSATION                                                 47
SELLING SECURITY HOLDERS                                               49
PLAN OF DISTRIBUTION                                                   52
DESCRIPTION OF REGISTRANT'S SECURITIES                                 55
DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                       55
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND DISCLOSURE                                                       56
LEGAL MATTERS                                                          56
INTEREST OF NAMED EXPERTS AND COUNSEL                                  57
EXPERTS                                                                57
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN
  CONTROL PERSONS                                                      57
ADVISORY BOARD MEMBERS                                                 57
FINANCIAL STATEMENTS                                                   58
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS                       86
ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                  86
ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                    86
ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES                      89
ITEM 16.  INDEX TO EXHIBITS                                            90
ITEM 17.  UNDERTAKINGS                                                 91
SIGNATURES                                                             93

                                      2

PART I

                            PROSPECTUS SUMMARY
                            ------------------

                             Hydrodynex, Inc.

Hydrodynex, Inc. was organized under the laws of the State of Nevada on May 12, 2006 for the purpose of marketing AO-System(R) (anodic oxidation) water treatment units manufactured by Hydrosystemtechnik GmbH under an exclusive license agreement for North America. Subject to receiving approval from the EPA to market the AO-Systems(R) water treatment units, the corporation will
purchase and resell units here in the U.S.   Hydrosystemtechnik GmbH
manufactures 11 different models of AO-System(R) water treatment units. (See "Business of Hydrodynex, Inc.."). This prospectus includes shares of common stock that may be offered by certain selling shareholders. Our common stock is not currently trading. However, we intend to make application to have our shares trade on the OTC Bulletin Board upon completion of this registration.

We will not receive any funds from the distribution of the shares of common stock offered by this prospectus since only shares of common stock held by existing shareholders are being registered hereby. In the event outstanding warrants are exercised in the future, we would receive funds from the issuance of common stock underlying the outstanding warrants. The shares may be offered in transactions on the OTC Bulletin Board once we have completed the listing process. The shares may be offered in negotiated transactions, or through a combination of such methods of distribution at prices relating to prevailing market prices or at negotiated prices. No commissions or discounts are being paid or allowed in conjunction with this distribution.

To date, we have received no revenue from operations and ($48,689) represent our net losses since inception and through March 31, 2008. Our initial goal is to conduct independent testing to gain the approval from the U.S. Environmental Protection Agency (EPA) to launch our product line by direct sales and the utilization of distributor marketing relationships in selected segments of our marketing territory. We intend to expand our marketing efforts to other regions, if we are successful in the initial launch.

We are an early stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our strategic business plan. We will require additional financing in order to conduct the business described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Hydrodynex, Inc.'s financial prospects and Hydrodynex' ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at Bethany Rd., Ste. 128, Burbank, CA 91504.

The Offering

Securities offered                           1,500,000 shares of common stock
Selling shareholder(s)                       1,500,000
Offering price                               $0.10 per share
Shares outstanding prior to the offering 1,500,000 shares of common stock Shares to be outstanding after the offering 1,500,000 shares of common stock

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,500,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, our company cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board. Please see the Plan of Distribution section at page 19 of this prospectus for a detailed explanation of how the common shares may be sold.

                        FORWARD LOOKING STATEMENTS
                        --------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

 o the amount and nature of future development and other capital expenditures,
 o future earnings and cash flow,
 o development projects,
 o development potential,
 o business strategy,
 o  proposed marketing and sales,
 o  patents and regulatory approvals,
 o  the effect of competition and proprietary rights of third parties,
 o  expansion and growth of our business and operations, and
 o  our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

                            SUMMARY FINANCIAL DATA
                            ----------------------

   The following summary financial and other data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation," beginning on page 24 and the financial statements and related notes of Hydrodynex, Inc., appearing in this Prospectus beginning on page 35. The selected financial data was derived from our audited financial statements for the period from May 12, 2006 (inception) to December 31, 2007 and unaudited financial statements for the period from May 12, 2006 (inception) to March 31, 2008, for the statement of operations data and the year ended June 30, 2007, and unaudited financial statements for the period from May 12, 2006 (inception) to March 31, 2008 for the balance sheet data..


Selected Statement of Operations Data:

                     Period from May 12,  Period from May 12,
                     2006 (inception) to  2006 (inception) to    Year Ended
                           March 31,         December 31,         June 30,
                             2008                2007               2007
                         (unaudited)          (audited)           (audited)
                     -------------------  -------------------  --------------
Revenues             $                0   $                0   $           0
General and
  Administrative     $          (12,882)  $           (5,088)  $      (1,296)
Net income (loss)    $          (48,689)  $          (17,588)  $      (1,296)


Selected Balance Sheet Data:

                                         March 31,   December 31,  June 30,
                                           2008          2007        2007
                                        (unaudited)    (audited)   (audited)
                                        -----------  ------------  ---------
Current assets                          $   36,308   $    65,523   $  7,013
Total assets                                58,197        87,412      7,013
Current liabilities                          1,886             0      3,846
Total stockholders' equity              $   58,311        87,412   $  3,168

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION
                   -----------------------------------------

   We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

   You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV


                          REPORTS TO STOCKHOLDERS
                          -----------------------

   As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                       BUSINESS OF HYDRODYNEX, INC.
                       ----------------------------

BACKGROUND

Hydrodynex, Inc., a Nevada Corporation, EIN 22-4903071, was founded on May 12th, 2006, for the purpose of acquiring an exclusive North American license for the marketing and distribution rights a water disinfection product commonly referred to as the AO-System(R) technology. The primary objective of our company is to commercialize this technology in North America initially through direct sales in order to gain a substantial market penetration. Hydrodynex has developed a strategic business plan to introduce and market the AO-Systems(R) in North America. Hydrodynex believes that due to the innovative technology, the AO-Systems(R) will fill an open market gap in the water disinfection and treatment market.

As a result of the research and development work beginning in 1985 and conducted by Hydrosystemtechnik GmbH, from whom we have been granted an exclusive license for the product, substantial discoveries and significant advancements were made which are collectively referred to as the AO-System(R). Hydrosystemtechnik GmbH has developed and commercialized this unique water purification and disinfection system and has been selling these units in the European market for the last 16 years. Within the last few years, advancements to include warm water systems have been developed by Hydrosystemtechnik GmbH. Two U.S. patents have been granted to Hydrosystemtechnik GmbH. Hydrosystemtechnik GmbH had as of the end of 2007 sold, installed or is currently selling over 160 AO-Systems(R) units of 11 different models for projects in Europe and approximately 15 other countries worldwide. No system has yet been sold or is installed in the U.S., Canada or Mexico, and no system can be installed in the U.S. without approval of the U.S. EPA.

Hydrodynex entered into a formal contract with Hydrosystemtechnik GmbH, whereby Hydrosystemtechnik GmbH has granted exclusive rights to Hydrodynex to sell AO-Systems(R) in North America. Hydrodynex will undertake to secure regulatory approval from NSF International, an independent third party testing laboratory, accredited by the EPA, to legally sell AO-Systems(R) in North America. Hydrodynex has paid a non-refundable license fee in the amount of $10,000, but was obligated to make a second non-refundable license fee in the amount of $20,000 on June 1, 2008. Hydrosystemtechnik has agreed in writing to an extension of the due date for the second license payment from June 1, 2008 to July 31, 2008. A third license fee in the amount of $20,000 will be due upon certification and approval of the AO-Systems(R) by the US Environmental Protection Agency for commercial sales in the United States. We plan to market, sell, install, and maintain specialized AO-Systems(R) on a retail basis pursuant to the license. Stationary-type systems will be sold and installed in facilities such as hospitals, hotels, water cooling towers, swimming pools, etc. Transportable AO-Systems(R) and packaging units will be marketed to the U.S. military and other associations involved in the use of portable water treatment systems for emergency and non-emergency markets. Hydrodynex will purchase components on a wholesale basis from Hydrosystemtechnik to make, use, and sell specific systems on a custom basis for it customers. Hydrodynex has the option to engage in future manufacturing of the AO-Systems(R) when it is deemed necessary and financially justifiable. We are obligated to pay a royalty on the products actually assembled or manufactured and sold to third parties in the amount of 10% of the net selling price on all AO water treatment systems. We are not obligated to pay a royalty on finished AO water treatment units purchased from Hydrosystemtechnik and resold.

Activities to date have been limited primarily to organization, initial capitalization, business and product research, producing marketing materials and website, securing a marketing agreement, preparing a comprehensive business and operating plan, evaluating the regulatory requirements to sell water treatment systems in the U.S., Canada and Mexico, and undertaking a
marketing feasibility study.   Extensive research has been done on competing
technologies and the water contaminants that most adversely affect water systems at the present time. Legionella protection is the strongest market Hydrodynex has identified because of its wide prevalence and the high percentage of death resulting from infection.

Our Company is structured expressly as a marketing entity and therefore we do not currently engage in the design, development or manufacturing of products. In phase one of our multiphase marketing plan, we are marketing the AO-System(R), a device that disinfects potable water systems and industrial water systems, under an OEM arrangement with our Licensor Hydrosystemtechnik, GmbH, a German manufacturer and Licensor. To date, we have no revenues from operations. Our expenses consist of marketing and management activities and personnel costs. We intend to accomplish the following:

  o Establish effective marketing channels for our products through a network of distributors or dealers in selected markets.
  o Support revenue generation in these channels by effectively educating the end user and promoting the use of AO-Systems(R) as a means of assuring the delivery of safe, healthy water at low costs and eliminating the Legionella bacteria from existing buildings.
  o We intend to have Hydrosystemtechnik GmbH provide the AO-Systems(R) under a brand label to be determined.
  o  We intend to register Hydrodynex as a company registered trademark.

In addition to the risk factors set forth herein, additional obstacles, which we may encounter in launching our business model, are as follows:

1. If we do launch planned marketing initiatives, our target market may not be receptive to our business and may not purchase our products.
2.  Potential customers may not be willing to pay the price for our products.
3. Distributors and dealers may not continue to carry our products if we fail to meet their standards pursuant to our agreements with them.

4. We may be unable to establish new distributors or dealers in the balance of our marketing territory if our performance with those channels during our initial launch does not demonstrate a level of opportunity consistent with their standards.

   The water treatment industry is a rapidly growing sector and a primary component of the world's basic needs market. With over 20 large target industrial business areas benefiting from clean water and with an ever-present threat of water-borne diseases, other biohazard and inorganic aquatic health threats, including mechanical corrosion issues, the clean water industry is paramount in importance to the U.S. and the rest of North America. Certain competing technologies are arising, but none that utilize the same superior and patented technological properties as advanced Anodic Oxidation. Lawsuits filed against facilities such as hospitals, hotels, retirement homes and cooling towers because of their substandard water system cleanliness are very prevalent and on the rise in the U.S. This system gives these places a strong tool to protect themselves with and the ability to fight accusations of negligence in lawsuits. Too many human deaths arise from unsanitary remote water sources and disaster induced contamination as well.

   Water treatment and purification systems with increasing complexity and effectiveness have been put into operation worldwide for a number of years. However, conventional mechanical and chemical purification processes have proven to be insufficient in preventing the distribution of diseases through this essential nutritional element that water represents. Recognizing that special disinfection methods had to be developed to eliminate micro-organisms such as bacteria and viruses, heavy chlorination and other chemical treatments, and more recently UV and Ozone treatments, have been introduced. These processes, however, include significant disadvantages to the AO-System(R) and among other things, are hazardous, or provide a bad odor and/or taste, or only have a short-term residual cleaning effect on the water.

   We have seen several outbreaks of water-borne illnesses in recent years in municipal, residential and rural water systems, including outbreaks of Cryptosporidium, e. Coli, Pseudomonas, Norovirus, Echovirus, methicillin-resistant Staphylococcus aureus, Giardia intestinalis, Shigella sonnei, etc. An estimated 1400 people in the U.S. die each year from Pseudomonas in hospital water systems. An estimated 18,000 people die each year in the U.S. from water-borne Legionella bacteria, 25% of those estimated from Healthcare environments.

   A particularly dangerous disease is Legionnaires' Disease, caused by Legionella bacteria, has already caused significant lawsuits against hospitals since the disinfection processes used by them were not sufficient to prevent death to immuno-supressed patients. The AO-System(R) is the only existing system known to Hydrodynex which permanently eliminates micro-organisms in water systems through its short and long-term effect, including the biofilm inside pipe walls that harbors Legionella. The AO-System(R) has proven to be a solution to provide partial or complete "healing" to existing and previously infected water systems in closed circuits such as hot water systems in hospitals. However, there exists many other commercial applications in facilities such as cooling towers and food processing plants whom are in dire need of this process to provide protection as well as prevention from expensive shut-down periods for cleaning. Being a new technical solution with more than 150 systems installed in 15 countries so far, the AO-System(R) are rapidly gaining a respect in the water treatment industry on a global basis.

DESCRIPTION OF THE TECHNOLOGY

The AO-System(R) is generally installed as a point-of-entry ("POE") device on warm and/or cold water systems. Water passes through a reactor chamber of the unit which contains specially engineered electrodes that produce oxidizing effects in the water as an electrical current is generated to pass from the cathodes to the anodes. Instrument observed water flow determines the amount of electrical current generated and the computer unit automatically controls the system. The system can bypass itself for regularly scheduled back-wash cleanings which prevent build-up on the electrodes and thereby increase the longevity of the system and its components.

Advanced AO is an electrochemical in-situ sterilization process which produces deactivating (microbiocidal) oxidants directly from the water being treated. No chemical additives are necessary for the treatment. The water flows into the reactor from the bottom then up through the spaces between the electrodes, serving directly as an electrolyte. The deactivation (killing) of microorganisms such as bacteria, fungi, algae & viruses occurs predominantly through oxidation in the anode boundary layer (due to short life absorbed oxidants), ultimately being optimized for maximum effectiveness. In operation with neutral pH, two dominant anode mechanisms can be verified:

1. Generation of Oxygen by oxidation of neutral water molecules via intermediary hydroxyl radical (OH) & oxygen (O).

2. Generation of Chlorine Equivalents by oxidation of naturally solved chloride ions to hypochlorous acid (HOCl).

In the Functioning Diagram of the reactor to the right, anions are characterized by A-, cations by K+, neutral molecules by M, oxidation products by Mox, reduction products by Mred. Anions are oxidized (discharged) at the anode, & cations are reduced (charged) at the cathode. Neutral molecules can either be oxidized or reduced according to their potential.

PLAN OF OPERATION

Our plan of operation for the next 12 months will be the execution of our strategic business plan.

   Hydrodynex intends to operate in three phases as follows:

   Phase 1: Finalization of the Strategic Marketing Plan, complete current audit of Hydrodynex, initial start-up capital realization through a 2nd private stock offering, EPA verification and State certification, bringing Hydrodynex to be publicly traded on the U.S. stock market, and hiring/training sales and technical personnel.

   Phase 2: Initiation of marketing and sales activities in selected markets in North America (U.S., Canada, and Mexico). Full scale commercialization of the AO-System(R), including industrialization and after-sale service agreements for the markets covered by Hydrodynex. As part of its effort to commercialize the AO-System(R), Hydrodynex plans to offer mobile systems which may use a film pouch packaging system.

   Phase 3: Set-up manufacturing in the U.S. when it becomes a viable, profit-increasing option.

The objectives are:

   (a) establish our product as the un-paralleled leader in water disinfection systems,

   (b) enter and cover all market segments in the U.S., Canada, and Mexico,

   (c) get the AO-System(R) required and mandated by local, state, and national insurance agencies and governments.

END USERS

Hydrodynex has identified the following end users as the priority marketing candidates; 1) hospitals; 2) hotels; 3) food processing facilities; 4) spas and resorts; 5) commercial office buildings; 6) owners of large cooling towers; 7) nursing homes and health care facilities; and 8) large commercial buildings.

REGIONAL DISTRIBUTORS

Our preliminary sales projections call for the regional distributors over the
first five years of operations.   At full volume, our plan expects that
distributors/dealers will each sell an average of 3-5 units per month. Our distributor/dealer program is predicated on recruiting one distributor for an assigned territory defined as an area containing a minimum of 500 sales opportunities (i.e. hospitals, hotels, office buildings and industrial users). The markets selected for the initial marketing campaign are well populated and are expected to provide sufficient prospects to fulfill the plan for up 30 distributors/dealers in five years. There is no assurance that we will attract enough prospects to achieve the planned 30 distributors/dealers nor can we provide assurance that, if obtained, the 30 distributors would meet our stated sales objectives. Distributor/dealer candidates will be solicited and recruited through business opportunity ads in local print and electronic media and through business opportunity shows and other similar venues such as chambers of commerce. Distributor/dealer recruitment efforts will be supported by appropriate sales literature highlighting the unique AO-Systems(R) product, technology and business opportunity. Our distributor/dealer program is based upon estimates made to the best of our ability, however there is no supporting evidence that these estimates represent a viable distributor/dealer market analysis or that distributors/dealers recruited will be able to produce the expected number of sales in their territories.

ADVERTISING AND PROMOTION

   We plan to mount a multi-phase marketing program to support the distribution and direct sales channels. Once certification has been granted by the EPA, Hydrodynex intends to focus its sales and marketing program directly toward certain targets of opportunity. The most important targets are those where water safety is paramount; in facilities and industries where unhealthy people are exposed to additional disease and lives are being lost, where expensive and reputation tarnishing lawsuits are in abundance, and where other competing products are failing to properly fill the market and solve the problem. Four primary markets have been researched and evaluated by Hydrodynex' management. These four areas are hospitals, hotels, military applications and applications for mobile disaster relief. Secondary marketing targets are water cooling towers, food processing facilities, retirement homes, spas, schools, industrial plants, public fountains, pools, water slide parks, cruise ships, etc.

   One organism that is causing panic and problems is the Legionella bacteria, the most dangerous and most prevalent water bio-contaminant in the market. HDX has learned of hundreds of outbreaks in the U.S. and subsequent litigation resulting from outbreaks. It is estimated that 50-95% of building water systems are inhabited by this often fatal bacteria which kills around 35% of people that are infected. As many as 18,000 are estimated to be infected by Legionella in the U.S. per year, about 5,000 of them in hospitals, this is the number one focus of HDX at this time. The primary reason that hospitals have such a high degree of mortality is because many of the individuals in the hospitals have their immune systems compromised due to medication and chemotherapy. This phenomenon is also seen in retirement homes.

   Hydrodynex will attend trade shows and undertake a direct marketing program to key hospitals in the southwestern section of the U.S. Marketing efforts will initially be concentrated in the states of Nevada, Arizona and California. Prospective customers and marketing targets include Good Samaritan hospital in Los Angeles, which recently weathered a Legionnaires' Disease lawsuit involving two deaths. Developing a comprehensive marketing brochure to define the differences between the AO-Systems(R) and other competing water treatment systems now available on the market is a goal. Hydrodynex has already created a website to begin gaining attention about the AO-System(R)- www.HydroDynex.com.

Hydrodynex will also deploy a multi-channel Internet marketing strategy with the primary intention of building brand recognition, educating the consumer of the HDX value propositions, generating leads and increasing sales through the following tactics:

  o Web Presence Development: the HDX primary website and its supporting network websites will engage in a host of Web marketing strategies. Such strategies will include but are not limited to: Search Engine Optimization (SEO); consistent creation of unique, relevant content that target specific key phrases HDX consumers are searching for; optimized page TITLE and Meta tags, ALT tags, H1/2/3 headers, URLS, etc.; link building through various web directory submissions and Web presence campaigns such as article submissions, press releases, etc.
  o Monthly Email Newsletter and Lead Cultivation: as prospects are added to the HDX sales pipeline-and in addition to traditional sales/marketing follow up and cultivation tactics-a monthly newsletter will be sent to cultivate prospective clients through value-added messaging, helpful information and sales/marketing information,
  o Online Joint Venture Marketing Partnership: HDX will identify complimentary businesses which support the HDX model and seek out online marketing partnerships to expand Web presence and sales/marketing objectives.

   Once all appropriate technical brochures, presentations, marketing materials, and the website are completed, a sales phase will begin and Hydrodynex will set up meetings with prospective customers. Besides a healthy web presence, advertising will be minimal, as most sales will come from targets of opportunity specifically chosen through market analysis. Hydrodynex plans to attend and/or participate in trade show and do mailings/calls to potential targets as its main marketing front. Relationships with scientists, organizations, associations, government agencies, and media will help in the marketing of the product.

   Each target customer will receive benefits from purchase and use of the AO-System(R) and our Company will deliver a special message as to how the system will eliminate the deadly virus of Legionella in hospitals, hotels, military applications, mobile disaster relief units, water cooling towers, food processing facilities, retirement homes, spas, schools, industrial plants, public fountains, pools, water slide parks, cruise ships, carwashes, auto plants using water cooling machinery, fountains, ice rinks, air-scrubbing plants, health-club showers, public pools, mines, schools, industrial air-cleaners, prisons, stadiums, homes, etc.

   Hydrodynex will also look to present to building construction companies such as Ellerbe Becket and McCarthy Builders and invite them to infuse our systems into their new and old projects. Builders want their projects to be problem free and safe to the tenants, so an approach such as this should prove profitable. Additionally, we may not be able to raise sufficient working capital or generate sufficient working capital from operations to effectively fund our planned advertising and promotional programs which would have a material adverse effect on Hydrodynex.

PRODUCTS AND SERVICES

The AO-Systems(R) that Hydrodynex plans to sell are fully developed and utilize a novel and patented advanced technology broadly known as Anodic Oxidation. The AO-System(R) delivers this technology with 11 different reactor unit models to a wide range of applicable markets and water volume parameters. This particular generation of AO-System(R) is advanced and does not use brine water and does not contain technical characteristics similar to other older AO technology. Different metals, configurations and process schematics make it far superior to other out-dated AO technologies. Current competing processes do not meet the standards of this advanced technology and have inferior performance ratings and overall shortcomings when compared to the AO-System(R). When treating water for Legionella bacteria, conventional methods consisting of hyper-chlorination and super heat-flushing are inadequate, while the AO-System(R) remedies the problem.

Initially, Hydrodynex will not produce any products or components; it will act as an exclusive master distributor of AO-Systems(R). When the volume of sales warrants the setup of an assembly and manufacturing facility in North America, we will enter Phase II of our business plan and take on the responsibility of assembling and manufacturing the units by Hydrodynex or outsource the manufacturing to a reliable subcontractor here in the U.S. or another foreign country.

MARKET ANALYSIS AND COMPETITION

   Hydrodynex' management believes that Hydrodynex' main competitiveness is expected to be based on technological superiority and efficacy, rather than price. Hydrodynex will be competing against less efficient, less expensive products and companies that have better funding. The main currently used disinfection systems are based on chlorination (most common), and more recently, UV and Ozone systems. In the last few years, several companies have introduced a Copper/Silver Ionization process which was installed for testing
in at least 16 hospitals in 5 states.   This shows that there is indeed a
viable market for more efficient disinfection systems. Copper/Silver ionization has not entered the retail market for drinking water systems and most likely will not be allowed in this market due to its release of heavy metals into the treated water. It should be noted that while that system is simpler than conventional systems, it has numerous downfalls and inferiorities to the AO-System(R). Consequently, there is no competition with equal technology, however, the market resistance against new products has to be overcome. The need is immense, and so are the advantages. Electrolytic chlorinators have been seen entering the market recently, but the statistical effects of it on Legionella have not shown nearly as good as results as our technology, and other negatives have been found. Very recently, two more competing companies have marketed "photo-oxidation" and "RECOR", but information on these systems is limited and the validity of these systems is yet to be seen.

   Other benefits of the AO-System(R) include lowered energy consumption by the facility not having to raise it's warm water network above 55 degrees Celsius. Many places raise their water temperature up to 70 or even 80 degrees Celsius at night to combat problems they have, which results in danger of scorching, highly increases pipe corrosion, and dramatically increases energy consumption. The AO-System(R) also partially softens water and breaks down existing pipe corrosion and deposits. The cost of replacing a piping system in a building is very high and a lengthy invasive process.

   As far as the mobile system is concerned, there are many systems of different sizes on the market, but none of them uses an effective disinfection system with long-term affect like advanced AO. Hydrodynex believes, therefore, that it will have a unique position to fill, particularly since it also has an Agreement with another German company, IMF, under which it will have access to a unique water packaging system, including a tri-layer foil packaging which keeps the water quality unchanged over many years.

   The competitive situation may adversely affect Hydrodynex sales or capacity to retain or increase clientele or business. There are no assurances Hydrodynex will be able to successfully compete against these other competitors based on these factors. In order to compete with these other companies, Hydrodynex plans to attempt competitive pricing, above average customer service, high quality products and fully researched evidence that the AO-System(R) is the leading and best technology available. In addition to the technological advantages of the AO-System(R), this system is very competitive when it comes to operation and maintenance costs and treatment cost per gallon of water.

   These facts lead to the belief that the Hydrodynex AO-System(R) process has the potential to replace most of the competing processes. This, however, will be possible only gradually, the major reason being that the industry is extremely fragmented, with no company having a market penetration of more than a couple of percent.


EMPLOYEES

   There has only been one part-time employee, the President of Hydrodynex Jerod Edington. Mr. Edington works approximately 25 hours per week for the benefit of Hydrodynex and is paid $2,500 per month. We also have employee-like services provided by the other officers and directors of Hydrodynex for which they are compensated at the rate of $50.00 per hour. These individuals have other employment and responsibilities outside of Hydrodynex.


                          DESCRIPTION OF PROPERTY
                          -----------------------

   Our executive office is currently located at 230 Bethany Rd., Ste. #128, Burbank, CA 91504. The 150 square foot office is provided by Jerod Edington, the President of Hydrodynex at no cost to Hydrodynex. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises until such time as Hydrodynex raises additional capital.


                               RISK FACTORS
                               ------------

Investing in our securities involves a high degree of risk. In addition to other information contained in this registration statement, prospective purchasers of the securities offered herby should consider carefully the following factors in evaluating Hydrodynex and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.


RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

We must raise additional capital to make required license payments under our license agreement to our licensor.

Under our license agreement with our licensor Hydrosystemtechnik, we were required to make a non-refundable license payment of $20,000 on June 1, 2008, but our licensor has agreed in writing to an extension of the due date for the second license payment to July 31, 2008. We do not currently have sufficient cash resources to make the second license payment and we will need to raise additional capital by selling equity or incurring debt in order to make this license payment. Our licensor could find us in default under the license agreement and terminate the agreement if we do not make timely payment by the extended due date. Under the license agreement unpaid balances bear interest at a rate of 2% above the prime rate as quoted in the U.S. edition of the Wall Sheet Journal.


If we are unable to secure approval from the Environmental Protection Agency, we will not be able to establish sales and marketing capabilities in the U.S. or enter into agreements with third parties to sell and market any products, we may not be able to generate product revenue.

   We do not currently have an organization for the sales, marketing and distribution of our product. In order to market any products, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness.
Furthermore, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We are initially dependent on a third-party manufacturers, over whom we have limited control.

   The manufacturing process of the AO-Systems(R) and any other ancillary replacement components has initially been outsourced to the Licensor, pursuant to the terms of the existing License Agreement between Hydrodynex and Hydrosystemtechnik GmbH. The Licensor is dependent upon many third party vendors in Germany and other European countries to supply essential components, which are assembled and tested in the Licensor's manufacturing facility in Germany. We do not have any manufacturing facilities and expect to rely upon Hydrosystemtechnik to properly manufacture our products. Our dependence upon a third parties for the manufacture of our proposed products may adversely affect our profit margins and our ability to develop and deliver proposed products on a timely and competitive basis. Any delays in manufacturing and distribution will have an adverse impact on the price of our Company's shares.


We may be subject to product liability claims.

   The sale of the AO-Systems(R) may expose us to the risk of significant losses resulting from product liability. Although we intend to obtain and maintain product liability insurance to offset some of this risk, we may be unable to secure such insurance or it may not cover certain potential claims against us.

   We may not be able to afford to obtain insurance due to rising costs in insurance premiums in recent years. If we are able to secure insurance coverage, we may be faced with a successful claim against us in excess of our product liability coverage that could result in a material adverse impact on our business. If insurance coverage is too expensive or is unavailable to us, we may be forced to self-insure against product-related claims. Without insurance coverage, a successful claim against us and any defense costs incurred in defending ourselves may have a material adverse impact on our operations.


As a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

   We have only a limited operating history from which to evaluate our business. We have not generated revenue to date. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

   Because of this limited operating history and because of the emerging nature of the markets in which we compete, our historical financial data is of limited value in estimating future operating expenses. Our budgeted expense levels are based in part on our expectations concerning future revenues. However, our ability to generate revenues depends largely on purchase orders generated from hospitals, hotels, retirement homes, government buildings, and cooling tower installations.

   Moreover, if we generate orders from hospitals, hotels, retirement homes, government buildings, and cooling tower installations, the size of any future revenues depends on the choices and demand of individual consumers, which are difficult to forecast accurately. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our products could have an immediate and material adverse effect on our business, results of operations, and financial condition.

   Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance. Our quarterly and annual expenses are likely to increase substantially over the next several years, and revenues from the sale of the AO-Systems(R) may not meet our expectations. Our operating results in future quarters may fall below expectations. Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share. Each of the risk factors listed in this "Risk Factors" section may affect our operating results.

   Our business, the technology and the water treatment industry are constantly changing and evolving over time. Furthermore, we compete in an unpredictable industry and regulatory environment. Our ability to succeed depends on our ability to receive approval from the Environmental Protection Agency and being able to successfully compete in the water treatment market. As such, our actual operating results may differ substantially from our projections.


Hydrodynex has never earned a profit and is currently operating under a net loss. There is no guarantee that we will ever earn a profit.

   From our inception on May 12, 2006 to the accounting period ended on March 31, 2008, Hydrodynex has not generated any revenue. Rather, Hydrodynex operates under a net loss, and has an accumulated deficit of $46,689 as of the period ended March 31, 2008. Hydrodynex does not currently have any revenue producing operations. Hydrodynex is not currently operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and development and so may be forced to scale back or cease operations or discontinue our business. You could lose your entire investment.

   We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an early stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence, implement and complete our business plan and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to get regulatory approval and initiate described in the section entitled, "Business of the Issuer." We need to raise $600,000 to complete the first phase of our business and $2,000,000 to complete the second phase, for a total of $2,600,000 to complete both phases of our business plan. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not, our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance of Company's business strategy, its technology and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.


Our company anticipates that the funds that were raised from private placements by way of subscription agreements and funds advanced from directors will not be sufficient to satisfy our cash requirements for the next twelve month period. Also, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  1.  we incur unexpected costs in our independent testing programs;

  2.  we are unable to create a substantial market for our products;

  3.  we incur any significant unanticipated expenses; and

  4. we find that we need to spend additional funds to educated the market and promote the new technology.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plan, expanding our business operations and ultimately achieving a profitable level of operations.

We depend almost exclusively on outside capital to pay for the continued development of our business and the marketing of our products. Such outside capital may include the sale of additional stock, shareholder and director advances and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our sales of our AO-Systems(R) for the treatment of water and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment

Our company was recently formed, and we have not proven that we can generate a profit. If we fail to generate income and achieve profitability and investment in our securities may be worthless.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception of May 12, 2006 to the audited period ended on December 31, 2007 and the unaudited period through March 31, 2008, we incurred a net loss of $(17,588) and $(46,698) respectively, and did not earn any revenue. Hydrodynex does not currently have any revenue producing operations.

Arbitrary offering price means we have no information to support the price of our shares.

The shares being registered hereby will be sold at the prevailing market price if and when the shares are traded in the open market. Since the selling price bears no relationship to assets, book value, net worth, earnings, actual results of operations or any other established investment criteria, the price set forth in the cover page of this prospectus should not, therefore, be considered an indication of actual value of our securities.

We rely on our senior management and will be harmed if any or all of them leave.

   Our success is dependent on the efforts, experience and relationships of Jerod Edington. If any of these individuals were unable to continue in their role, our business would be adversely affected as to its business prospects and earnings potential. We do not currently carry any insurance to compensate for any such loss. Mr. Edington's decisions and choices may not take into account standard engineering or managerial approaches marketing companies in the water treatment industry commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.


We may find it very difficult or impossible for Hydrodynex to find suitable employees in the future or to find third party consultants to assist Hydrodynex.

   Hydrodynex currently relies heavily upon the services and expertise of Jerod Edington and Blaine Davidson. In order to implement the business plan of Hydrodynex, management recognizes that additional management will be required at some point in the future. However, on a near term basis, Hydrodynex will outsource most services and utilize independent consultants as much as possible. The three officers are the only personnel at the outset of operations. The three officers can manage the office functions until Hydrodynex can generate enough revenues to hire additional employees.


Because a small number of existing shareholders own a large percentage of our voting stock, you will have minimal influence over shareholder decisions.

   Certain individuals have significant stock ownership in our Company and will retain significant control of Hydrodynex in the future. Immediately following this offering, we anticipate that our founders, executive officers, directors, employees and early-stage investors will together own 100% of the voting power of our outstanding capital stock. As a result of such ownership concentration, this group will have significant influence over the management and affairs of our business. They will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of our business. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other shareholders.

There are many competitors in our market and we may not be able to effectively compete against them.

The business of marketing water disinfection systems is highly competitive. This market segment includes numerous technologies, manufacturers, distributors, marketers and retailers that actively compete for the business of commercial water treatment in North America. In addition, the market is highly sensitive to the introduction of new products and technologies that may rapidly capture a significant share of the market. As a result, our ability to remain competitive depends in part upon its successful introduction and end user acceptance of a new product.


We are a development stage company, which means our operations may not be successful.

   We were incorporated in May 12, 2006 and although we have certain assets, we have not executed our business model and are considered to be in the development stage. Our ability to maintain and achieve profitability is dependent on the execution of our business plan to generate cash flow to fund future growth. There can be no assurance that our results of operations or marketing strategy will prove successful.


RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

We have no public trading market for our securities.

   Although we intend to complete a public registration of our securities, there is currently no public market for our securities. We have never been nor are we currently subject to the periodic filing and reporting requirements of the Securities Exchange Act of 1934. Accordingly, prospective investors are cautioned that there is no available public information about our financial status and operations.


If we are unable to obtain additional capital, we may have to curtail or cease operations.

   We expect that we will need to raise funds in six months to one year in order to meet our working capital requirements. At present, we believe that we can continue operations for a period of approximately one year based upon our present monthly use of funds that were raised from shareholders in a private placement or funds that could be provided as loans by the officers, directors and shareholders. We may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available to us, we may have to curtail or cease operations after one year, which would materially harm our business and financial results. To the extent we raise additional funds through further issuances of equity or convertible debt or equity securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Furthermore, any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities.


We have no operating history that makes an evaluation of our business difficult.

   Our lack of operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenues or results of operations. Our business model, and accordingly our revenue and income potential, is new and unproven. In addition, early-stage companies are subject to risks and difficulties frequently encountered in new and rapidly evolving markets.


We have a new and unproven business model, a new technology and may not generate sufficient revenues for our business to survive or be successful.

   Our business model is based on the commercial viability of a new patented technology and products not sold previously in North America. In order for our business to be successful, we must not only develop viable marketing channels that directly generate revenues, but also provide educational content to end users to create demand for our products and technology. Our business model assumes that end users in many markets will see the value of our technology and products and we will be able to generate revenues through sales to end users. Each of these assumptions is unproven, and if any of the assumptions are incorrect, we may be unable to generate sufficient revenues to sustain our business or to obtain profitability. At the present time, we have no contracts, arrangements or agreements with either end users or distributors.


Because of our limited resources and the speculative nature of our business, there is a substantial doubt as to our ability to operate as a going concern.

   The report of our independent auditors, on our audited financial statements for the audited period ended December 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our business model. If we are not able to continue as a going concern, it is likely investors will lose their investment.

We have no operating history and expect to incur losses in the future.

   We have no operating history and have generated no revenues. We have not achieved profitability and expect to incur losses for the foreseeable future. We expect those losses to increase as we continue to incur expenses to develop our products and services. We believe that our business depends on our ability to significantly increase revenues and to limit our operating expenses. If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, or we fail to adjust operating expense levels appropriately, we may never be able to achieve profitability.


Our future operating results are likely to be volatile and may cause our equity value to fluctuate.

   Our future revenues and operating results, if any, are likely to vary from quarter to quarter due to a number of factors, many of which are outside of our control. Factors, which may cause our revenues and operating results to fluctuate, include the following:

  o  the willingness of  distributors to market our products;
  o  market acceptance of our technology and AO Systems;
  o  the timing and uncertainty of sales cycles;
  o  new products and services offered by current or future competitors; and
  o general economic conditions, as well as economic conditions specific to the water treatment industry.


We are subject to all of the risks and uncertainties associated with the water treatment industry, all of which may have an adverse impact on our business and results of operations.

   Our future operating results will depend upon numerous factors beyond our control, including the acceptability of our products and technology by end users, national, regional and local economic conditions, changes in demographics, the availability of alternative forms of water treatment, critical reviews and existing competition, which change rapidly and cannot be predicted. If we are unable to successfully anticipate and respond to changes in attitude by end users, our business and operating results will be adversely affected.

Current or future government regulations may add to our operating costs.

   We may face unanticipated operating costs because of potential changes in
governmental regulations related to water treatment standards.   We have no
assurance that the independent testing to be undertaken by NSF International will result in favorable data that will be accepted by the Environmental Protection Agency. Laws and regulations may be introduced and court decisions reached that affect the water treatment standards or other characteristics of water deemed to be disinfected. Complying with new regulations could increase our operating costs. Furthermore, we may be subject to the laws of various jurisdictions where we actually conduct business. Our failure to qualify to do business in a jurisdiction that requires us to do so could subject us to fines or penalties and could have a material adverse impact on our business and operations.


If we fail to attract end users, distributors or professional sales personnel for our products may have an adverse impact on our business.

   Our success depends upon our ability to attract capable distributors and as well as in-house sales representatives to enter into arrangements with us to sell our products to end users. If we do not continually augment and improve our marketing channels, we will not be able to sustain a sales level that will support our operations without the infusion of additional capital.


If we do not effectively educate end users on the benefits of the AO-Systems(R), we will not have sufficient demand for our products.

   Our business plan is predicated on our company attracting active and loyal support from end users interested in the disinfection of water, principally hospitals. Our target market will be end users that have a specific need in having the safest, purest and healthiest water possible for consumption or utilization in their commercial business. There can be no assurance that there will be significant support from our efforts to educate end users on this new technology of disinfection of water. Failure to achieve recognition and acceptance of this new technology by hospital and other commercial end-users in a timely fashion will have a material adverse effect on the sales cycle and may require us to incur unexpected incremental marketing expenses to educate and inform the market place.


Delivery of our products may be interrupted due to international political situations, natural disasters or other causes.

   Our products are manufactured in Europe and delivery can be a problem. We are subject to the risk that delivery of our products may be interrupted as a result of natural disasters such as earthquakes and fires or capacity constraints with our vendors' or suppliers' hardware. Any such interruptions may cause us to lose customers or distributors and, accordingly, may adversely affect our business and results of operations.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

There is no market for our Common Stock and the stock is not currently listed on any exchange, which limits our shareholders ability to resell their shares or pledge them as collateral.

   There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all. Our company is not currently listed on any stock exchange. However, if Hydrodynex should become listed, of which there is no assurance, we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares. Our common stock is penny stock as defined by the Exchange Act. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The reluctance of institutional investors to trade penny stocks and the additional burdens imposed upon stockbrokers by these requirements discourages stockbrokers from effecting transactions in our common stock, which may limit the market liquidity and the ability of investors to trade our common stock. The lack of volume and transactions, if and when it becomes listed on an exchange, in our stock may reduce the overall market value of the common stock.


Electing reporting status under the '34 Act will result in a delay in the registration of our common stock sold in the Offering.

   There are no assurances that the SEC will deem a registration statement effective or that any subsequent planned registration statements to register for resale common stock or common stock underlying warrants that maybe issued in the future, will be approved.

The Offering Price and other terms of this Offering have been arbitrarily determined.

   The Offering Price was not established in a competitive market. Rather, the Offering Price was arbitrarily determined by us. The Offering Price bears no relationship to our assets, book value, historical results of operations, or any other established criterion of value, and may not be indicative of the fair value of the common stock. The trading price, if any, of the common stock that will prevail in any market that may develop in the future may be higher or lower than the price you pay in this Offering.


The Offering Price may not be indicative of future market prices.

   The public market may not agree with or accept our determination of the Offering Price, in which case investors may not be able to sell their Shares at or above the Offering Price, thereby resulting in losses on sale. Following the Reorganization, the market price of the common stock will fluctuate significantly in response to factors, some of which are beyond our control, such as: the announcement of new products or product enhancements by us or our competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in our and our competitors' results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry; and general market conditions and other factors, including factors unrelated to our own operating performance.

   Further, the stock market in general, and securities of small-cap companies in particular, has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. You should also be aware that price volatility might be worse if the trading volume of our common shares is low.


There is not now, and there may not ever be, an active market for our common stock.

   There currently is no market for our common stock. Further, although the common stock of Hydrodynex may become quoted on the OTC Bulletin Board, trading of its common stock may be extremely sporadic. For example, several days may pass before any shares are traded. There can be no assurance that following the listing on and exchange, a more active market for such common stock would develop. Accordingly, investors must therefore bear the economic risk of an investment in the Shares for an indefinite period of time.

There are restrictions on the transferability of the securities comprising this Offering.

   The securities being offered have not been, nor will they be, registered pursuant to the Securities Act except pursuant to the registration rights granted pursuant to the terms of this Offering. If we desire, we may permit the transfer of the securities out of a purchaser's name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to us that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state securities or "Blue Sky" laws, and a written agreement by any subsequent transferee that such party agrees to be bound by the terms of the Subscription Agreement.


Following the approval of our Registration Statement, we will become subject to the reporting requirements of federal securities laws, which can be expensive.

   As a result of filing a registration statement to become a reporting public company, Hydrodynex will be subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders would cause our expenses to be higher than they would be if we remained privately-held Company. In addition, we will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of the shares of common stock and the reporting that is required once Hydrodynex becomes a reporting company.


Compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult, and costly.

   Hydrodynex has never operated as a publicly-traded company. It may be time consuming, difficult, and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly?-traded companies to obtain.

If we are unable to cause a Registration Statement to become effective in a timely manner, we will be required to make liquidated damages payments to the investors in this Offering, which could materially affect our financial condition.

   We have agreed, at our expense, to prepare a Registration Statement covering the shares of common stock for which the Shares offered hereby will be included in the filing of that Registration Statement with the SEC. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Our financial condition may be materially harmed if we are required to pay such liquidated damages. Hydrodynex plans to register in the Registration Statement all of Hydrodynex' common stock currently outstanding.


Upon the effective time of the Registration Statement, there will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock, assuming the Stock of Hydrodynex becomes listed on an exchange, of which there is no assurance.

   Following the effective date of the Registration Statement, a large number of shares of common stock would become available for sale in the public market, which could harm the market price of the stock. Given the relatively liquid market, it is likely that the sale of a significant amount of our stock would have a substantial negative impact on the market price of our stock due to supply and demand economic principles. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares.


We cannot assure you that, even following the approval of the registration statement by the SEC and our election to be a reporting company under the '33 Act, the common stock will become listed on the American Stock Exchange, Nasdaq, OTC-BB or any other securities exchange.

   Following the approval of the registration statement and as soon as practical, we plan to apply for listing on of the common stock on a recognized Stock Exchange. However, we cannot assure you that Hydrodynex will be able to meet the initial listing standards of any stock exchange, or that it will be able to maintain a listing of the common stock on any other stock exchange. After the Registration Statement is approved, we expect that the common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where an investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of the common stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity.


If you purchase shares you will experience immediate and substantial dilution.

   If you purchase shares, you will incur immediate and substantial dilution in pro forma net tangible book value. If Hydrodynex sell additional shares of common stock or issues warrants in the future and these holders of outstanding options and warrants exercise those options and warrants, you will incur further dilution. In the event we obtain any additional funding, such financings are likely to have a dilutive effect on the holders of our securities. In addition, we have adopted an employee stock option plan under which officers, directors, consultants and employees will be eligible to receive stock options exercisable for our securities at exercise prices that may be lower than the Offering Price. Such stock option grants, if any, may dilute the value of the securities.


If the selling shareholders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

   It is possible that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the future market price of our common stock.


If our stock trades at a relatively small volume, shareholders may not be able to sell their shares without depressing the market price of the shares.

   If a market for our common stock is established, it may be possible that a relatively small volume of shares will trade on a daily basis. A small volume is indicative of an illiquid market. In the event there is a relatively small volume of shares being traded on a daily basis, shareholders may be unable to sell their shares without causing a depressive effect on the price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

   Hydrodynex' common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

   Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in Hydrodynex' common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

   Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in Hydrodynex' common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

   Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.


RISKS RELATED TO OUR INTELLECTUAL PROPERTY

Our intellectual property rights are valuable, and our inability to protect them could reduce the value of our products, services and brand.

   Our Company does not own any patents or intellectual property. We have an exclusive License Agreement with Hydrosystemtechnik GmbH, which initially grants us the right to market the AO-Systems(R) in North America and in the future, we have an option to manufacture and assemble the AO-Systems(R) here in the US or by utilizing a subcontract manufacture in another countries.
The patents issued in the U.S. were granted in 1995. U.S. trademarks, trade secrets, copyrights and other intellectual property rights are owned by the Licensor, which we have access to by virtue of the terms and conditions of the exclusive License Agreement and the right to utilize in our business. This intellectual Property is currently outside of our direct control and could jeopardize our ability to implement our business plan. In addition, the efforts made by Hydrosystemtechnik, GmbH, to protect the intellectual property rights may not be sufficient or effective. Any significant impairment of the intellectual property rights could harm our business indirectly or our ability to compete. Protecting the intellectual property rights is costly and time consuming, and the unauthorized use of the intellectual property could cause these costs to rise significantly and materially affect our operating results.

   While our goal of Hydrosystemtechnik GmbH is to obtain patent protection for their innovations, they may not be patentable or they may choose not to protect certain innovations that later turn out to be important for our business. Even if Hydrosystemtechnik GmbH does obtain protection for its innovations, the scope of protection gained may be insufficient or a patent issued may be deemed invalid or unenforceable, as the issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patenting process, enforcement of issued patents, and defense against claims of infringement are inherently costly and risky. Hydrosystemtechnik GmbH may not have the financial resources to defend its patents, thereby reducing our competitive position and our business prospects. Specific risks associated with the patent process include the following:

  o The United States Patent and Trademark Office may not grant patents of meaningful scope based on the applications already filed and those that may be filed in the future. If the current patents do not adequately protect the technology and the industrial applications, then we will not be able to prevent imitation and any product may not be commercially viable.
  o Changes in or different interpretations of patent laws in the United States may permit others to use our discoveries or to develop and commercialize our technology and products without providing any compensation to us.
  o Although we try to avoid infringement, there is the risk that we will use a patented technology owned by another person or entity and/or be sued for infringement. For example, U.S. patent applications are confidential while pending in the Patent and Trademark Office, and patent offices in foreign countries often publish patent applications for the first time six months or more after filing. Further, we may not be aware of published or granted conflicting patent rights. Any conflicts resulting from patent applications and patents of others could significantly reduce the coverage of the patents and limit our ability to obtain meaningful patent protection. In addition, defending or indemnifying a third party against a claim of infringement can involve lengthy and costly legal actions, and there can be no guarantee of a successful outcome.

                              LEGAL PROCEEDINGS

   We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest. Michael Espey, Esq. will pass upon certain matters relating to the legality of the common stock offered hereby for us.

                               USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. Our company estimates the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $25,000.


                       DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our company, however, cannot provide our investors with any assurance that our common stock will ever be traded on the OTC Bulletin Board or on any other exchange. The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.


                                  DILUTION

The common stock to be sold by the selling stockholders is 1,500,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.


MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   Our common stock is not traded on any securities exchange and there is currently no market for our common stock.

   [Item 201(a) (2)] We do not have any outstanding options, warrants or other derivative securities. The number of shares that could be sold pursuant to Rule 144 is [15,000]. We have agreed to register all 1,500,000 shares of common stock currently outstanding.

   As of June 15, 2008 there were approximately 41 holders of record of the 1,500,000 shares of common stock issued and outstanding. There are no options, warrants or other derivative securities outstanding. Our transfer agent and registrar is Nevada Agency & Trust Company, 50 West Liberty Street, Ste. 880, Reno, Nevada 89501 Phone: (775) 332-0626.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

   The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of June 15, 2008.

                              (a)                (b)              (c)
                                                              Number of
                                                         securities remaining
                                                            available for
                            Number of                       future issuance
                         securities to be  Weighted-average  under equity
                           issued upon         exercise    compensation plans
                           exercise of         price of       (excluding
                           outstanding        outstanding     securities
                         options, warrants options, warrants   reflected
Plan Category               and rights        and rights    in column (a))
------------------------  ---------------  ---------------  ---------------
Equity compensation plan
approved by security
holders (1)                      0               $0            1,000,000
                          ---------------  ---------------  ---------------
Total                            0               $0            1,000,000
---------------------------------------------------------------------------

(1) On May 19th, 2006 the shareholders of HydroDynex adopted the 2006 Non-Qualified Stock Option and Stock Appreciation Rights Plan with 1,000,000 shares of common stock reserved for issuance under the Plan under which the board of directors may grant incentive or non-statutory stock options to officers, directors, employees, consultants and advisors of Hydrodynex.

                                CAPITALIZATION
                                --------------

The following tables sets forth our capitalization (unaudited) as of June 15, 2008. This table should be read in conjunction with our financial statements and notes thereto.

                                                   March 31,   December 31,
                                                     2008          2008
                                                 ------------  ------------
LONG-TERM LIABILITIES
   Notes payable, net of current portion         $     1,886             0

STOCKHOLDERS' EQUITY
   Common stock, $0.001 par value, 75,000,000
     shares authorized, 1,500,000 issued and
     outstanding, respectively                         1,500         1,500
   Additional paid-in capital                        103,500       103,500
   Accumulated deficit                               (48,689)      (17,588)
                                                 ------------  ------------
TOTAL STOCKHOLDERS' EQUITY                            56,311        87,412
                                                 ------------  ------------
TOTAL LONG-TERM LIABILITIES AND
 STOCKHOLDERS' EQUITY                            $    59,197        87,412
                                                 ============  ============

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
        ---------------------------------------------------------

OVERVIEW

   Hydrodynex, Inc. was organized under the laws of the state of Nevada on May 12, 2006 and is doing business as a marketer of the AO-Systems(R) water treatment units. We are structured expressly as a marketing entity and therefore we do not engage in the design, development or manufacturing of products. We intend to operate only in North America under the terms of our License agreement with Hydrosystemtechnik GmbH.

   Under our license agreement with our licensor Hydrosystemtechnik, we paid a non-refundable license fee creditable to royalty payments in the amount of $10,000 in 2007. We were required to make a non-refundable license payment of $20,000 on June 1, 2008. Hydrosystemtechnik has agreed in writing to an extension of the due date for the second license payment from June 1, 2008 to July 31, 2008. We do not currently have sufficient funds to make this license payment and we will have to raise additional capital by selling equity or incurring debt in order to make this license payment. A third license fee in the amount of $20,000 will be due upon certification and approval of the AO-Systems(R) by the US Environmental Protection Agency for commercial sales in the United States.

   We are currently organizing our distribution/dealer and direct marketing programs, which consists of placing our product in commercial buildings, retirement homes, cooling towers, and military installations. Our primary focus will be on establishing the defined sales channels and supporting them with meaningful marketing programs to the extent that funds are available. We have not sold any product to date and have generated no revenues from operations.

   Since we are a marketing company and not engaged in the manufacture of our products, we have not been required to invest in assets dedicated to product design and manufacturing activities. Instead, we intend to purchase finished products on an as sold basis from the manufacture based on receipt of an order from an end user or a distributor/dealer.

   Our plan of operations for the next 12 months will be the development of our distribution and marketing channels in our selected launch markets. We do not intend to conduct any other additional product research and development nor do we intend to purchase any additional significant equipment at this time.

   Subject to raising an additional $600,000, our projected monthly rate of expenditure is estimated at $6,000 for General and Administrative costs. We anticipate to support our operations and implement Phase I of our business plan for the next 12 months, which will require a total of $600,000. This includes approximately $30,000 for accounting, legal and auditing fees. The balance of the funds would be utilized for the independent testing, purchase of equipment for testing, marketing materials, advertising, insurance, employee training, travel, office lease, licenses, shipping and import costs, employee salary, and other budget costs.

   We had cash of $9,318 at March 31, 2008 as compared to cash and cash of $65,523 at December 31, 2007, and have not earned any revenues and have incurred a net loss from our inception through March 31, 2008 totaling $46,689.

RESULTS OF OPERATIONS

For the Period from May 12, 2006 (Inception) through March 31, 2008

   Since Hydrodynex was formed on May 12, 2006, it has not earned any revenues and has incurred a net loss since its inception of $46,689 through March 31, 2008. Operations from Hydrodynex' inception through March 31, 2008 were devoted primarily to organization, initial capitalization, business and product research, producing marketing materials and website, securing a marketing agreement, preparing a comprehensive business and operating plan, evaluating the regulatory requirements to sell water treatment systems in the U.S., Canada and Mexico, and undertaking a marketing feasibility study. Extensive research has been done on competing technologies and the water contaminants that most adversely affect water systems at the present time. Legionella protection is the strongest market Hydrodynex has found to go after because of its wide prevalence and the high percentage of death resulting from infection.

   For the three months ended March 31, 2008, our total expenses were $31,101 as compared to $15,755 for the six month period ending December 31, 2007.
The increase in expenses were due to an increase in travel expenses, professional (legal and accounting) fees and general and administrative fees.


LIQUIDITY AND CAPITAL RESOURCES

   We are currently financing our operations from the proceeds from sales of common stock offered pursuant to our private placement, which was closed on September 30th, 2007. We intend to sell additional shares of common stock or units consisting of common stock and stock purchase warrants to secure additional capital to fund Phase I of our strategic plan. The amount we would like to raise is $600,000. We raised a total of $100,000 pursuant to Rule 504 of Regulation D of the Securities Act of 1933.

NEW ACCOUNTING PRONOUNCEMENTS

   In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, "Non-controlling Interests in Consolidated Financial Statements" ("FAS 160") which amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

   In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, "Business Combinations" ("FAS 141R") which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.

   In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operation.

   In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158 "Employers" Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (hereinafter :SFAS No. 158"). This statement requires an employer to recognize the overfunded or underfunded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The adoption of this statement had no immediate material effect on the Company's financial condition or results of operations.

   In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (hereinafter "SFAS No. 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operations.

   In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an Amendment of FASB Statement No. 140" (hereinafter SFAS No. 156").This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. The company does not expect the adoption of SFAS 156 to have a significant immediate effect on its financial position or results of operation.

   In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140" (hereinafter "SFAS No. 155"). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no material impact on the Company's financial condition or results of operations.

   In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company's financial position or results of
operations.    The Company's financial statements are prepared on using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

CRITICAL ACCOUNTING POLICIES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting period. While we do not believe the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. We evaluate our estimates and judgments, including those related to the impairment of long-lived assets, on an ongoing basis. We base our estimates on experience and on various other assumptions that are believed to be reasonable under the circumstances. All of our significant accounting policies are disclosed in the notes to our financial statements.


        QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
        ----------------------------------------------------------

   Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange, interest rates, and commodity prices. Our license fee and royalty obligations to our licensor and supplier Hydrosystemtechnik and any orders of products from them could potentially be affected by a change in the exchange rate of the American dollar into Euros.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       --------------------------------------------------------------

   The following table sets forth, as of March 31, 2008 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of      Amount and Nature of        Percentage
Beneficial Owner         Beneficial Ownership       of Class (1)
-------------------      --------------------       ------------
Jerod Edington              500,000 shares             33.3%
Peter Schmidt               125,000 shares             8.33%
Blaine Davidson             100,000 shares             6.66%
Steven Espey                100,000 shares             6.66%
Thomas Keller               100,000 shares             6.66%
Karsten Behrens             100,000 shares             6.66%
Frank Cholaj                 75,000 shares              5.0%
Alexander H. Gregg           75,000 shares              5.0%
Alex Gregg                   75,000 shares              5.0%

  (1)  Based on 1,500,000 shares outstanding as of March 31, 2008.

Changes in Control

   We are unaware of any contract, or other arrangement or provision of our Articles or By-laws, the operation of which may at a subsequent date result in a change of control of our company.


        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

   All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                                                           Date First Elected
Name                Position Held with the Company    Age  or Appointed
------------------  --------------------------------  ---  ------------------
Jerod C. Edington   President, Chief Executive        30   May 12, 2006
                    Officer, & Director
Blaine C. Davidson  Secretary/Treasurer,              30   Aug 18, 2007
                    Chief Financial Officer
                    & Director
Peter Schmid        Vice-President and Director       52   Aug 18, 2007

Business Experience

   The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Jerod Edington, Founder, President, Director, and Chief Executive Officer. Mr. Edington attended the University of Washington in Seattle, Washington.
He earned a B.S. in Zoology in 2000. He did radiation cancer and tumor research at the University of Washington Medical center's Radiation Oncology Dept. for two years, receiving the coveted Mary Gate's Endowment award for undergraduate research and co-authored a front-cover research report for "Biotechniques" magazine. He has also been working in the TV/Film Production business for the past 5 years as President of Naked Lumberjack Productions, Inc. where he oversaw production of commercials, feature films, music videos, etc. He is also a professional actor in the Screen Actors Guild and American Federation of TV and Radio Artists Unions.


Peter Schmid, Vice President and Director. Mr. Schmid was trained as a foreign sales businessman from 1and received a marketing diploma from the Volkshochshule in Munich, Germany, in 1975. In 1993 he founded Investment Management Financial Services, located in Aying, Germany, and acts as President and an investment manager for Hydrodynex through present day.


Blaine Davidson, Treasurer, Secretary, Director, and Chief Financial Officer. Mr. Davidson attended the University of Washington in Seattle, Washington.
He earned a B.A. in English Teaching in 2000. He was employed by HouseValues, Inc. from October 2001- September 2006 --a real estate technology and marketing company--where he was Marketing Manager. In October 2006, Blaine started his own real estate sales business. Blaine also consults and trains brokerages, setting up systems and processes to help agents work smarter with technology.


Director Independence and Committees

   The Board has determined that none of our board members are "independent directors" under the criteria set forth in Rule 4200(15) of the NASDAQ Marketplace Rules. We do not have a separate audit committee or any other committees at this time. Our entire board of directors acts as our audit committee.


Family Relationships

   There are no family relationships among our directors or officers

Involvement in Certain Legal Proceedings

   Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

 1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

 2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

 3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

 4. being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


                          EXECUTIVE COMPENSATION
                          ----------------------

Compensation Discussion and Analysis

Summary Compensation Table

   The table below sets forth the aggregate annual and long-term compensation paid by us during our last two fiscal years ended June 30, 2006 and June 30, 2007 since our inception on May 12, 2006 to our Chief Executive Officer, Jerod Edington and our Chief Financial Officer, Blaine Davidson (collectively, the "Named Executive Officers"). Other than as set forth below, no executive officer's salary and bonus has exceeded, or will exceed $100,000 for the fiscal year 2008.

                                                           Non-
                                              Non-Equity Qualified All
                                              Incentive  Deferred other
                                                 Plan     Compen- Com-
Name and                           Stock  Option Compen-  sation  pens-
Principal            Salary Bonus  Awards Awards sation  Earnings ation Total
Position        Year   ($)   ($)    ($)     ($)    ($)     ($)     ($)   ($)
   (a)          (b)    (c)   (d)    (e)     (f)    (g)     (h)     (i)   (j)
--------------- ---- ------ ----- ------- ------ ------- -------- ----- -----
Jerod Edington  2007   0      0      0       0      0        0      0
Pres. & CEO,    2006   0      0      0       0      0        0      0
Dir.

Peter Schmid    2007   0      0      0       0      0        0      0
Vice-Pres.,     2006   0      0      0       0      0        0      0
Dir.

Blaine Davidson 2007   0      0      0       0      0        0      0
CFO, Treas.,    2006   0      0      0       0      0        0      0
Sec., Dir.


Equity Awards and Benefits

   None of the Named Executive Officers have received any option grants during the fiscal years ended June 30, 2006 and June 30th , 2007. None of our Named Executive Officers hold any stock options. In May 2006, the Board of Directors adopted a Non-Qualified Stock Option and Stock Appreciation Rights Plan. No awards have been made under the Plan.


Narrative Disclosure to Summary Compensation Table

   Neither Blaine Davidson or Jerod Edington have entered into formal written employment agreements with HydroDynex. Jerod Edington has been employed on an at will basis with a base salary of $2,500 per month beginning October 20007 but with any bonus or option compensation at the discretion of the uninterested members of the board of directors. Blaine Davidson has received no compensation of any kind to date. To date no bonus or option compensation has been granted to our Named Executive Officers.

Grants of Stock Options

   No options were granted to our Named Executive Officers.


Compensation of Directors

   We do not currently pay any compensation to our directors other than reasonable expenses incurred in connection with providing services as a director.

Compensation Committee Interlocks and Insider Participation

   We do not have a compensation committee, such compensation issues are decided by dis-interested members of the board of directors on a case by case basis. No such deliberations have occurred during the last completed fiscal year.


                         SELLING SECURITY HOLDERS
                         ------------------------

   The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 15, 2008 and the number of shares of common stock covered by this prospectus. Because the selling stockholders may offer all or only some portion of the 1,500,000 shares of common stock to be registered, the numbers in the table below representing the amount and percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his shares of common stock in the offering.

   Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. 10 of the 41 selling stockholders are family members of the current directors and officers of our company, and such individuals contacted each of the selling stockholders on an individual basis.

                              Number
                             of Shares  Shares to    Percentage
Selling Security Holder (1)  Owned (2)  register   Owned After (3)
---------------------------  ---------  ---------  ---------------
Jerod Edington (4)             500,000    500,000           33.33%
Peter Schmid (5)               125,000    125,000            8.33%
Karsten Behrens                100,000    100,000            6.66%
Blaine Davidson (6)            100,000    100,000            6.66%
Thomas Keller                  100,000    100,000            6.66%
Steven Espey                   100,000    100,000            6.66%
Frank Cholaj                    75,000     75,000             5.0%
Alex Gregg                      75,000     75,000             5.0%
Alexander H. Gregg              75,000     75,000             5.0%
Michael Strage                  50,000     50,000            3.33%
McKinley Romero                 50,000     50,000            3.33%
Janelle Edington (7)             6,000      6,000               *%
Bert Short                       6,000      6,000               *%
Matthew McIver                   6,000      6,000               *%
Carrie Buddle                    6,000      6,000               *%
Sara Johnson                     5,000      5,000               *%
Shaney Edington (8)              6,000      6,000               *%
Matthew Mooseles                 4,000      4,000               *%
Ken Jasman                       4,000      4,000               *%
Greg Cowan                       6,000      6,000               *%
Jesse Jassny                     5,000      5,000               *%
Kyran Hynes                      5,000      5,000               *%
John Buttice                     5,000      5,000               *%
Tim Kuh                          6,000      6,000               *%
Tim Hartman                      5,000      5,000               *%
Joseph Edington IV (9)           4,000      4,000               *%
Paul Saccoccio                   6,000      6,000               *%
Michael Jones                    6,000      6,000               *%
Dylan Underhill                  6,000      6,000               *%
Mike Azzarello                   6,000      6,000               *%
Marty Gilbert                    4,000      4,000               *%
Richard Brown                    4,000      4,000               *%
Jessica Zacholl                  4,000      4,000               *%
Shawn Phillips                   4,000      4,000               *%
Brett Nickelson                  5,000      5,000               *%
Jeff Batuhan                     5,000      5,000               *%
Jason Barnes                     4,000      4,000               *%
Chris Alberts                    4,000      4,000               *%
Elia Escobar                     4,000      4,000               *%
Marcy Maxwell                    4,000      4,000               *%
Derek Grant                      5,000      5,000               *%
                             ---------  ---------  ---------------
Totals                       1,500,000  1,500,000             100%

  (1) The respective selling security holders acquired their respective shares by way of private placement pursuant to subscription agreements that were entered into between our company and the respective selling stockholders between September 15th, 2007 and September 30th, 2007. We issued an aggregate of 1,000,000 common shares to the selling security holders at an offering price of $0.10 per share for gross offering proceeds of $100,000. We issued the shares to the subscribers relying on an exemption from registration under Regulation D, Rule 504 and/or
       Section 4(2) or 4(6) of the Securities Act of 1933.

  (2) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty
       (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

  (3) These amounts are estimates. Assumes all of the shares of common stock offered are sold. Based on 1,500,000 common shares issued and outstanding on March 31, 2008.

  (4) Jerod Edington is the President and Chief Executive Officer of HydroDynex and a member of the board of directors.

  (5) Peter Schmid is a Vice President of HydroDynex and a member of the board of directors.

  (6) Blaine Davidson is the Chief Financial Officer, Treasurer and Secretary of HydroDynex and is a member of the board of directors.

  (7)  Janelle Edington is the sister of Jerod Edington.

  (8)  Shaney Edington is the cousin of Jerod Edington.

  (9)  Joseph Edington IV is the brother of Jerod Edington.


   We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                            PLAN OF DISTRIBUTION
                            --------------------


   The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

  1. block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  2. purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

  3. an exchange distribution in accordance with the rules of the exchange or quotation system;

  4. ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  5.  privately negotiated transactions; and

  6.  a combination of any aforementioned methods of sale.

   The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

   In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

   In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

   The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933 .

   From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act of 1933, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

   To the extent required under the Securities Act of 1933 , a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

   We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

   The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

   All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

   Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

                   DESCRIPTION OF REGISTRANT'S SECURITIES
                   --------------------------------------

   We are authorized to issue 70,000,000 shares of common stock and 5,000,000 shares of preferred stock with a par value of $0.001. As of March 31, 2008 we had 1,500,000 common shares issued and outstanding; and no shares of preferred stock issued. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

   Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

   There are no provisions in our Articles of Incorporation or our By-laws that would delay, defer or prevent a change in control of our company.


       DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
             INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
       ------------------------------------------------------------

   Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney's fees, claims and or liabilities arising out of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

   Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the board of directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

   Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our board of directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


              CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                 ON ACCOUNTING AND FINANCIAL DISCLOSURE
              ---------------------------------------------

   We have engaged the firm of Williams & Webster, PS to audit our financial statements for the fiscal period from May 12, 2006 (date of inception) to December 31, 2007 and for our year end, which is June 30, 2008. There has been no change in the accountants and no disagreements with Williams & Webster, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.


                               LEGAL MATTERS
                               -------------

   Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for HydroDynex by Michael R. Espey, Esq. of 318 18th Ave. E. Seattle, WA 98112 who is our independent legal counsel.

                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

   No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


                                EXPERTS
                                -------

   The financial statements of our company included in this registration statement have been audited and reviewed by Williams & Webster P.S., to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement and prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Michael Espey, Esq., of 318 18th Ave. E. Seattle, WA 98112 is our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.


   TRANSACTONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
   -----------------------------------------------------------------------

   None.


Promoters

   The promoters of our company are our President Jerod Edington, our Secretary/Treasurer and Chief Financial Officer Blaine Davidson and our Vice-President Peter Schmid.


Director Independence

   Our Board of Directors has determined that none of our board members are "independent directors" under the criteria set forth in Rule 4200(15) of the NASDAQ Marketplace Rules. We do not have a separate audit committee or any other committees at this time. Our entire Board of Directors acts as our audit committee.

                             HYDRODYNEX, INC.

                      INDEX TO FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm                 59

Balance Sheets for December 31, 2007 and June 30, 2007                  60

Statements of Operations for six months ended December 31, 2007
  and year ended June 30, 2007                                          61

Statement of Stockholder's Equity as of December 31, 2007               62

Statements of Cash Flows for six months ended December 31, 2007
  and year ended June 30, 2007                                          63

Notes to Financial Statements for six months ended
  December 31, 2007 and year ended June 30, 2007                        64

Balance Sheets for March 31, 2008 and June 30, 2007                     73

Statements of Operations for three months and nine months ended
  March 31, 2008 and March 31, 2007                                     74

Statement of Stockholder's Equity as of March 31, 2008                  75

Statements of Cash Flows for three months and nine months ended
  March 31, 2008 and March 31, 2007                                     76

Notes to Financial Statements for period ended March 31, 2008           77

                         Williams & Webster, P.S.
           Certified Public Accountants & Business Consultants
-----------------------------------------------------------------------------

To the Board of Directors and Stockholders
HydroDyneX, Inc.
Burbank, CA

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

We have audited the accompanying balance sheet of HydroDyneX, Inc. as of June 30, 2007 and December 31, 2007 and the related statements of income, retained earnings, and cash flows for the years ended June 30, 2006 and 2007 and the six month period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HydroDynex, Inc. as of June 30, 2007 and December 31, 2007, and the results of its operations and its cash flows for the years ended June 30, 2006 and 2007 and the six month period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant and ongoing operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
----------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
June 25, 2008

Bank of America Financial Center        Center for Public Company Audit Firms
601 W. Riverside, Suite 1940,              Private Companies Practice Section
Spokane, WA 99201                                                AICPA, WSCPA
Phone (509) 838-5111 Fax (509) 838-5114
                                    (logo)
                           www.williams-webster.com

                              Hydrodynex, Inc.
                        (A Development Stage Company)
                               Balance Sheets


Balance Sheets

                                           Six Months Ended    Year Ended
                                             December 31,       June 30,
                                                 2007             2007
                                           ----------------  --------------
Assets
Current Assets
   Cash                                    $        65,523   $          16
                                           ----------------  --------------
Total Current Assets                                65,523              16
                                           ----------------  --------------
Other Assets
   Pre-paid Royalty                                 21,889           6,997
                                           ----------------  --------------
Total Other Assets                                  21,889           6,997
                                           ----------------  --------------
Total Assets                               $        87,412   $       7,013
                                           ================  ==============

Liabilities and Stockholders Equity

Current Liabilities
   Notes Payable-Related party             $             0   $       3,846
                                           ----------------  --------------
Total Current Liabilities                                0           3,846
                                           ----------------  --------------
Commitments and contingencies                            0               0
                                           ----------------  --------------

Stockholder's Equity

Preferred stock, $.001 par value, 5,000,000
shares authorized; no shares issued or
outstanding                                              0               0
Common stock, $.001 par value, 70,000,000
shares authorized, 1,500,000, and 500,000
issued and outstanding, respectively                 1,500             500
Additional Paid-In Capital                         103,500           4,500
Deficit accumulated during development stage       (17,588)         (1,832)
                                           ----------------  --------------
Total Stockholder's Equity                          87,412           3,168
                                           ----------------  --------------
Total Liabilities and Stockholder's Equity $        87,412   $       7,013
                                           ================  ==============

  The accompanying notes are an integral part of these financial statements

                               Hydrodynex, Inc.
                        (A Development Stage Company)
                           Statements of Operations


Statements of Operations

                                                              Period from
                                                   Period       May 12,
                                                  From May   2006 (Date of
                                                   12 to     Inception) to
                       December 31,   June 30,    June 30,    December 31,
                           2007         2007        2006          2007
                       ------------  ----------  ----------  --------------
Revenue                $         0   $       0   $       0   $           0
                       ------------  ----------  ----------  --------------

Expenses

General & Administrative     3,255       1,296         536           5,088
Professional fees            5,000                                   5,000
Consulting fees              7,500                                   7,500
                       ------------  ----------  ----------  --------------
Total Expenses              15,755       1,296         536          17,588
                       ------------  ----------  ----------  --------------
Net Income (Loss)
 From Operations       $    15,755   $   1,296   $     536   $      17,588
                       ============  ==========  ==========  ==============

Basic and fully diluted
 loss per share        $      0.01   $     nil   $     nil   $        0.01
                       ============  ==========  ==========  ==============

Basic and fully diluted
 weighted average
 shares outstanding      1,243,726     500,000     500,000       1,243,726
                       ============  ==========  ==========  ==============

  The accompanying notes are an integral part of these financial statements

                               Hydrodynex, Inc.
                        (A Development Stage Company)
                     Statements of Stockholder's Equity


Statements of Stockholder's Equity


                             Common Stock
                           ----------------  Additional
                                       Par      Paid   Accumulated
                             Shares   Value  In Capital  Deficit     Total
                           ---------  ------  --------  ---------  ---------
Balance - May 12, 2006
 (Date of Inception)               -  $    -  $      -  $      -   $      -

Shares issued to President
 (Note 5)                    200,000     200     1,800                2,000

Net loss for the period                                     (536)      (536)
                           ---------  ------  --------  ---------  ---------

Balance - June 30, 2006      200,000  $  200  $  1,800  $   (536)  $  1,464

Shares issued to President
 (Note 5)                    300,000     300     2,700                3,000

Net loss for the year                                     (1,296)    (1,296)
                           ---------  ------  --------  ---------  ---------

Balance - June 30, 2007      500,000  $  500  $  4,500  $ (1,832)  $  3,168

Shares issued at $0.10
 per share                 1,000,000   1,000    99,000              100,000

Net loss year to date                                    (15,755)   (15,755)
                           ---------  ------  --------  ---------  ---------

Balance-December 31, 2007  1,500,000  $1,500  $103,500  $(17,588)  $ 87,412
                           =========  ======  ========  =========  =========

  The accompanying notes are an integral part of these financial statements

                               Hydrodynex, Inc.
                        (A Development Stage Company)
                           Statements of Cash Flows


Statements of Cash Flows

                                                              Period from
                                                   Period       May 12,
                                                  From May   2006 (Date of
                    Six Months Ended  Year Ended   12 to     Inception) to
                       December 31,   June 30,    June 30,    December 31,
                           2007         2007        2006          2007
                       ------------  ----------  ----------  --------------
Cash Flow from
 Operating Activities

Net Income (Loss)      $   (15,755)  $  (1,296)  $    (536)  $     (17,588)

  Prepaid Expenses         (14,891)     (6,997)          0         (21,889)
  Due to related party      (3,847)      3,517         328               0
                       ------------  ----------  ----------  --------------
Net Cash (Used) Provided
 By Operating Activities   (34,493)     (4,776)       (208)        (39,477)

Cash Flow from
 Financing Activities

Common Stock Sold          100,000       3,000       2,000         105,000
                       ------------  ----------  ----------  --------------
Net Cash Provided (Used)
 By Financing Activities   100,000       3,000       2,000         105,000
                       ------------  ----------  ----------  --------------

Net change in cash          65,507      (1,776)      1,792          65,523

Cash, Beginning of Period       16       1,792           0               0
                       ------------  ----------  ----------  --------------

Cash, End of Period    $    65,523   $      16   $   1,792   $      65,523
                       ============  ==========  ==========  ==============

Supplemental Cash Flow
Information
 Interest Expense Paid $       135   $       0   $       0   $         135
                       ============  ==========  ==========  ==============

  The accompanying notes are an integral part of these financial statements

                             Hydrodynex, Inc.
                       (A DEVELOPMENT STAGE COMPAY)
                    NOTES TO THE FINANCIAL STATEMENTS
                            DECEMBER 31, 2007

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Hydrodynex, Inc. (hereinafter "the Company") was incorporated May 12, 2006 under the laws of the State of Nevada. The primary business is to market and sell, under an exclusive North-American license, AO-System (Anodic Oxidation) water treatment units. The water treatment systems were developed and manufactured by Hydrosystemtechnik, GmbH based in Germany.

The Company is in the development stage.

The fiscal year end is June 30.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The process of preparing the financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents

Cash and cash equivalents consists of cash on deposit and term deposits with a maturity of less than three months from the date of purchase.

Organizational costs

Costs of startup activities, including organizational and incorporation costs are expensed as incurred.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2007 the Company has net operating loss carryforwards of $17,588 which expire in 2032.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern

As shown in the accompanying financial statements, the Company has no revenues, has incurred a net loss of $ 15,755 for the period ended December 31, 2007 and has an accumulated deficit of $ 17,588. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company's management believes that the company will have sufficient resources to execute the current plan of operations, and meet the budget.

Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, "Non-controlling Interests in Consolidated Financial Statements" ("FAS 160") which amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, "Business Combinations" ("FAS 141R") which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.

In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operation.

In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158 "Employers" Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (hereinafter :SFAS No. 158"). This statement requires an employer to recognize the overfunded or underfunded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The adoption of this statement had no immediate material effect on the Company's financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (hereinafter "SFAS No. 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operations.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an Amendment of FASB Statement No. 140" (hereinafter SFAS No. 156").This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. The company does not expect the adoption of SFAS 156 to have a significant immediate effect on its financial position or results of operation.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140" (hereinafter "SFAS No. 155"). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no material impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company's financial position or results of operations. The Company's financial statements are prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.


NOTE 3 - EXCLUSIVE TECHNOLOGY LICENSES

On September 3, 2007, the Company entered into an exclusive technology license agreement for North America to market the AO-System water treatment system (AO - Anodic Oxidation) from Hydrosystemtechnik, GmbH, based in
Germany.   The Company does also have the opportunity under the license to manufacture the AO-System in the United States, and market in the United States, Canada and Mexico for resale. In the event the Company decides to enter into manufacturing of AO-Systems, the Company is to pay royalties to Hydrosystemtechnik in the amount of 10% of the gross sale on each AO-Systems the Company manufactures and sells itself, and will be paid out of pre-paid royalties first when the Company begins to sell the units within the United States. The license term is for all types of businesses except Dental markets, and is effective for two years. After two years the Company must maintain a sales volume of at least 500,000 Euros. The Company is to make three installments of pre paid royalties the first payment have been made as of December 31, 2007, and the next payment of 20,000 Euros is to be made in June 1, 2008. The third pre paid royalty payment is to be made after approval from the Environmental Protection Agency to sell in the United States commercially.

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Effective December 1, 2007, the Company adopted the Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 did not have a material impact on the Company's financial position, results of operation or liquidity. The current Company policy classifies any interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as selling, general and administrative expense.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the one month ended December 31, 2007, or during the prior three years applicable under FIN 48.

As a result of the adoption of FIN 48, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.

At December 31, 2007, the Company had deferred tax assets of $ 5,980 principally arising from net operating loss carry forwards for income tax purposes calculated at an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to the deferred tax assets was present at December 31, 2007. The change in the deferred tax valuation between June 30, 2007 and December 31, 2007 is $ 5,357.

The Company's deferred tax assets are estimated as follows:

                                          December 31, 2007   June 30, 2007

Net operating loss carry forward          $          17,588   $       1,832

Deferred tax asset                        $           5,980   $         623
Deferred tax asset valuation allowance              ($5,980)          ($623)

Net deferred tax asset                                    -               -


NOTE 5 - PREFERRED AND COMMON STOCK

The Company is authorized to issue 5,000,000 shares of $ 0.001 par value preferred stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the preferred stock could, if they choose to do so, elect all of the directors of the Company. There are no preferred shares issued.

The Company is authorized to issue 75,000,000 shares of $ 0.001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

The company sold 200,000 shares of common stock to the president Jerod Edington for $ 2,000 in May of 2006, and 300,000 shares during fiscal year 2007 for $ 3,000.

During the Year ended December 31, 2007, the Company sold 1,000,000 shares of common stock at a price of $ 0.10 per a share which raised $100,000 in cash.

NOTE 6 - STOCK OPTION PLAN

The Company's board of directors approved the adoption of the "2006 Non-Qualified Stock Option and Stock Appreciation Rights Plan" by unanimous consent on December 10, 2007. This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock. A total of 1,000,000 of the authorized shares of the Company's common stock may be subject to, or issued pursuant to, the terms of the plan. No options have been issued under the plan as of December 31, 2007.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

As of December 31, 2007 management wasn't aware of any contingencies that needed to be included in the financial statements.


NOTE 8 - NOTE PAYABLE

During the year ended June 30th, 2007, the president of the company paid organizational and overhead expenses in the amount of $3,846 on behalf of the company. The note was paid in full at December 31, 2007.

NOTE 9 - SUBSEQUENT EVENTS

The Company is working with Hydrosystemtechnik GmbH on extending the June 1 payment until the Company can raise additional capital through equity financing.

                            Hydrodynex, Inc.
                     (A Development Stage Company)
                            Balance Sheets


Balance Sheets

                                                   March 31,
                                                     2008       June 30,
                                                  (unaudited)     2007
                                                  -----------  -----------
Assets
Current Assets
  Cash                                            $    9,318   $       16
  Trade Deposits                                      26,990            0
                                                  -----------  -----------
Total Current Assets                                  36,308           16
                                                  -----------  -----------

Other Assets
  Pre-paid Royalty                                    21,889        6,997
                                                  -----------  -----------
Total Other Assets                                    21,889        6,997

Total Assets                                          58,197        7,013
                                                  ===========  ===========

Liabilities and Stockholders Equity
  Accrued expenses                                $    1,886   $        0
  Notes Payable-Related party                              0        3,846
                                                  -----------  -----------
Total Current Liabilities                              1,886        3,846
                                                  -----------  -----------
Commitments and contingencies                     $        0   $        0
                                                  -----------  -----------

Stockholders Equity

Preferred stock, $.001 par value, 5,000,000
shares authorized; no shares issued or outstanding         0            0
Common stock, $.001 par value, 70,000,000 shares
authorized, 1,500,000, and 500,000 issued and
outstanding, respectively                              1,500          500
Additional Paid-In Capital                           103,500        4,500
Deficit accumulated during development stage         (48,689)      (1,832)
                                                  -----------  -----------
Total Stockholder's Equity                        $   56,311   $    3,168
                                                  -----------  -----------
Total Liabilities and Stockholder's Equity        $   58,197   $    7,013
                                                  ===========  ===========

  The accompanying notes are an integral part of these financial statements

                               Hydrodynex, Inc.
                        (A Development Stage Company)
                          Statements of Operations


Statements of Operations

                    Three       Three       Nine        Nine        Period
                    Months      Months      Months      Months   from May 12,
                    Ended       Ended       Ended       Ended   2006 (Date of
                  March 31,   March 31,   March 31,   March 31, Inception) to
                     2008        2007        2008        2007      March 31,
                  unaudited   unaudited   unaudited   unaudited      2008
                  ----------  ---------  -----------  ----------  -----------
Revenue           $       0   $      0   $        0   $       0   $        0
                  ----------  ---------  -----------  ----------  -----------

Expenses

Consulting fees       7,500          0       15,000           0       15,000
General &
 Administrative       5,362         67       11,049         907       12,882
Legal and
 accounting          10,469          0       10,469           0       10,469
Travel                7,770          0       10,338           0       10,338
                  ----------  ---------  -----------  ----------  -----------
Total Expenses    $  31,101   $     67   $   46,856   $     907   $   48,689
                  ----------  ---------  -----------  ----------  -----------

Net Income (Loss)
 From Operations  $ (31,101)  $    (67)  $  (46,856)  $    (907)  $  (48,689)
                  ==========  =========  ===========  ==========  ===========

Basic and fully
 diluted loss
 per share        $   (0.02)  $    nil   $    (0.03)  $     nil   $    (0.03)
                  ==========  =========  ===========  ==========  ===========

Basic and fully
 diluted weighted
 average shares
 outstanding      1,500,000    500,000    1,500,000     500,000    1,500,000
                  ==========  =========  ===========  ==========  ===========

  The accompanying notes are an integral part of these financial statements

                               Hydrodynex, Inc.
                        (A Development Stage Company)
                     Statements of Stockholder's Equity


Statements of Stockholder's Equity


                             Common Stock
                           ----------------  Additional
                                       Par      Paid   Accumulated
                             Shares   Value  In Capital  Deficit     Total
                           ---------  ------  --------  ---------  ---------
Balance - May 12, 2006
 (Date of Inception)               -  $    -  $      -  $      -   $      -

Shares issued to President
 (Note 5)                    200,000     200     1,800                2,000

Net loss for the period                                     (536)      (536)
                           ---------  ------  --------  ---------  ---------

Balance - June 30, 2006      200,000  $  200  $  1,800  $   (536)  $  1,464

Shares issued to President
 (Note 5)                    300,000     300     2,700                3,000

Net loss for the year                                     (1,296)    (1,296)
                           ---------  ------  --------  ---------  ---------

Balance - June 30, 2007      500,000  $  500  $  4,500  $ (1,832)  $  3,168

Shares issued at $0.10
 per share                 1,000,000   1,000    99,000              100,000

Net loss year to date                                    (15,755)   (15,755)
                           ---------  ------  --------  ---------  ---------

Balance-December 31, 2007  1,500,000  $1,500  $103,500  $(17,588)  $ 87,412
                           =========  ======  ========  =========  =========

  The accompanying notes are an integral part of these financial statements

                              Hydrodynex, Inc.
                        (A Development Stage Company)
                          Statements of Cash Flows


Statements of Cash Flows


                                                             Period from May
                                  Nine Months  Nine Months  12, 2006 (Date of
                                     Ended        Ended       Inception) to
                                   March 31,    March 31,       March 31,
                                     2008         2007            2008
                                  -----------  -----------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net Loss                        $  (46,856)  $     (907)  $        (48,689)

    Decrease (Increase) Trade
      Deposits                       (26,990)           0            (26,990)
    Decrease (Increase) Prepaid
      Expenses                       (14,892)      (6,997)           (21,889)
    Increase (Decrease) Accounts
      Payable and Accrued
      Liabilities                      1,886            0              1,886
    Increase (Decrease) Due to
      Related Party                   (3,846)       3,062                  0
                                  -----------  -----------  -----------------
      Net Cash (Used) Provided by
        Operating Activities      $  (90,698)  $   (4,843)  $        (95,682)
                                  -----------  -----------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from sale of common stock  100,000            0            105,000
 Increase (Decrease) stock
   subscription receivable                 0        3,000                  0
                                  -----------  -----------  -----------------
 Net Cash Provided by (Used in)
   Financing Activities           $  100,000   $    3,000   $        105,000
                                  -----------  -----------  -----------------

 Net change in cash                    9,302       (1,843)             9,318

 Cash, Beginning of Period                16        1,792                  0
                                  -----------  -----------  -----------------

 Cash, End of Period              $    9,318   $      (51)  $          9,318
                                  ===========  ===========  =================

 Supplement Cash Flow Information
   Interest Expense Paid          $        0   $        0   $            135
                                  ===========  ===========  =================

  The accompanying notes are an integral part of these financial statements

                              Hydrodynex, Inc.
                       (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO THE FINANCIAL STATEMENTS
                              MARCH 31, 2008

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Hydrodynex, Inc. (hereinafter "the Company") was incorporated May 12, 2006 under the laws of the State of Nevada. The primary business is to market and sell, under an exclusive North-American license, AO-System (Anodic Oxidation) water treatment units. The water treatment systems were developed and manufactured by Hydrosystemtechnik, GmbH based in Germany.

The unaudited financial information furnished herein reflects all adjustments which, in the opinion of management, are necessary to fairly state the Company's financial position and the results of its operations for the periods presented. These financial statements should be read in conjunction with the Company's financial statements and notes thereto included for the fiscal year ended June 30, 2007. The Company assumes that the readers of these interim financial statements herein have read, or have access to, the audited financial statements for the preceding fiscal year, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company's financial statements for the fiscal year ended June 30, 2007, has been omitted. The results of operations for the nine month period ended March 31, 2008 are not necessarily indicative of results for the entire year ending June 30, 2008.

The Company is in the development stage.

The fiscal year end is June 30.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The process of preparing the financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents

Cash and cash equivalents consists of cash on deposit and term deposits with a maturity of less than three months from the date of purchase.

Organizational costs

Costs of startup activities, including organizational and incorporation costs are expensed as incurred.

Concentration of credit risk

The Company maintains its cash in one commercial account at a major financial institution. Although the financial institution is considered credit worthy and has not experienced any losses on its deposits, at March 31, 2008 the Company's cash balances did not exceed Federal Deposit Insurance Corporation
(FDIC) limits.


Fair Value of Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At March 31, 2008 the Company has net operating loss carry forwards of approximately $ 48,689 which expire in 2032.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern

As shown in the accompanying financial statements, the Company has no revenues, has incurred a net loss of $ 31,101 for the period ended March 31, 2008 and has an accumulated deficit of $ 48,689. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company's management believes that the company will have sufficient resources to execute the current plan of operations, and meet the budget.


Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board issued of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("FAS 161) which amends FAS 133 to enhance the disclosures on derivatives and hedging activities that affect the entity's financial position and transparency of financial reporting. The enhanced disclosures relate to the features of the derivative, the risks that relate to the derivative and the credit risks associated with these instruments. The effective date for this statement is November 15, 2008. Management has adopted this Statement, but have determined that there is no impact on the current financial statements by the adoption.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, "Non-controlling Interests in Consolidated Financial Statements" ("FAS 160") which amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, "Business Combinations" ("FAS 141R") which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.

In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operation.

In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158 "Employers" Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (hereinafter :SFAS No. 158"). This statement requires an employer to recognize the over funded or under funded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The adoption of this statement had no immediate material effect on the Company's financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (hereinafter "SFAS No. 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operations.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an Amendment of FASB Statement No. 140" (hereinafter SFAS No. 156").This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. The company does not expect the adoption of SFAS 156 to have a significant immediate effect on its financial position or results of operation.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140" (hereinafter "SFAS No. 155"). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no material impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company's financial position or results of
operations.    The Company's financial statements are prepared on using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.


NOTE 3 - EXCLUSIVE TECHNOLOGY LICENSES

On September 3, 2007, the Company entered into an exclusive technology license agreement for North America to market the AO-System water treatment system (AO - Anodic Oxidation) from Hydrosystemtechnik, GmbH, based in
Germany.   The Company does also have the opportunity under the license to manufacture the AO-System in the United States, and market in the United


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States, Canada and Mexico for resale.  In the event the Company decides to enter into manufacturing of AO-Systems, the Company is to pay royalties to Hydrosystemtechnik in the amount of 10% of the gross sale on each AO-Systems the Company manufactures and sells itself, and will be paid out of pre-paid royalties first when the Company begins to sell the units within the United States. The license term is for all types of businesses except Dental markets, and is effective for two years. After two years the Company must maintain a sales volume of at least 500,000 Euros. The Company is to make three installments of pre paid royalties. The first payment was made as of December 31, 2007, and the next payment of 20,000 Euros is to be made in June 1, 2008. The third pre paid royalty payment is to be made after approval from the Environmental Protection Agency to sell in the United States commercially.


NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Effective December 1, 2007, the Company adopted the Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 did not have a material impact on the Company's financial position, results of operation or liquidity. The current Company policy classifies any interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as selling, general and administrative expense.


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The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the one month ended March 31, 2008, or during the prior three years applicable under FIN 48.
As a result of the adoption of FIN 48, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.

At March 31, 2008, the Company had deferred tax assets of $ 16,554 principally arising from net operating loss carry forwards for income tax purposes calculated at an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal
to the deferred tax assets was present at March 31, 2008.   The change in
deferred tax valuation from June 30, 2007 to March 31, 2008 is $ 15,988.

The Company's deferred tax assets are estimated as follows:

                                            March 31, 2008   June 30, 2007

Net operating loss carry forward            $       48,856   $       1,832

Deferred tax asset                          $       16,611   $         623
Deferred tax asset valuation allowance            ($16,611)          ($623)

Net deferred tax asset                                   -               -


NOTE 5 - PREFERRED AND COMMON STOCK

The Company is authorized to issue 5,000,000 shares of $ 0.001 par value preferred stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the preferred stock could, if they choose to do so, elect all of the directors of the Company. There are no preferred shares issued.

The Company is authorized to issue 75,000,000 shares of $ 0.001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

The company sold 200,000 shares of common stock to the president Jerod Edington for $ 2,000 in May of 2006, and 300,000 shares during fiscal year 2007 for $ 3,000.

During the Year ended December 31, 2007, the Company sold 1,000,000 shares of common stock at a price of $ 0.10 per a share which raised $100,000 in cash.

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NOTE 6 - STOCK OPTION PLAN

The Company's board of directors approved the adoption of the "2006 Non-Qualified Stock Option and Stock Appreciation Rights Plan" by unanimous consent on December 10, 2007. This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock. A total of 1,000,000 of the authorized shares of the Company's common stock may be subject to, or issued pursuant to, the terms of the plan. No options have been issued under the plan as of March 31, 2008.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

As of March 31, 2008 management wasn't aware of any contingencies that needed to be included for these interim financial statements.

NOTE 8 - NOTE PAYABLE

During the year ended June 30th, 2007, the president of the company paid organizational and overhead expenses in the amount of $3,846 on behalf of the company. The note was paid in full at December 31, 2007.

NOTE 9 - SUBSEQUENT EVENTS

The Company is working with Hydrosystemtechnik GmbH on extending the June 1 payment until the Company can raise additional capital through equity financing.

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Part II

                 INFORMATION NOT REQUIRED IN PROSPECTUS
                 --------------------------------------

Item 13. Other Expenses of Issuance and Distribution.

The expenses to be paid by us in connection with the securities being registered are as follows:

ITEM                                                  AMOUNT
SEC registration fee (1)                              $     6
Legal fees and expenses (1)                            10,000
Accounting fees and expenses (1)                       10,000
Transfer Agent & Registrar fees (1)                     2,500
Miscellaneous (1)                                       2,500

Total Estimated Expenses                              $25,006

(1)  Estimated expenses


Item 14. Indemnification of Directors and Officers

   The Registrant has authority under Section 78.7502 of the Nevada Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law. We are also a party to indemnification agreements with each of our directors and officers. The Registrant has also agreed to indemnify the selling shareholders named in the Registration Statement against certain liabilities, including liabilities under the Securities Act.

   The bylaws of the registrant provide that, to the fullest extent permitted by applicable law, the registrant shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the registrant or was serving at the request of the registrant.

   The registrant has not purchased insurance against costs, which may be incurred by it pursuant to the foregoing provisions of its certificate of incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.


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Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


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We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney's fees, claims and or liabilities arising our of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

   Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the board of directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

   Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our board of directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.

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


   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


Item 15.  Recent Sales of Unregistered Securities.

   On May 19, 2006 500,000 shares of common stock were issued to Jerod Edington, our President and CEO, for $0.01 per share. Mr. Edington originally purchased the shares for $2,000 cash and a promissory note for $3,000, which was subsequently paid off in several payments by February 5, 2007. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2).

   On September 30th, 2007, Hydrodynex concluded a private placement of shares of its common stock sold under the above-referenced exemption. These offers and sales did not involve any public solicitation or advertising and all investors had a pre-existing relationship with one of the officers or directors. Hydrodynex raised a total of $100,000 through the sale of 1,000,000 shares of its common stock to a total of 29 non-accredited investors and 11 accredited investors for $.10 per share. This transaction was exempt from registration under the Securities Act pursuant to rule 504 of Regulation D of the Act.



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Item 16.  Index of Exhibits

   The exhibits listed below and designated as filed herewith (rather than incorporated by reference) follow the signature page in sequential order.

Designation of
Exhibit as Set
Forth in Item 601
of Regulation S-B    Description
-------------------  ------------------------------------------------------
3.1                  Articles of Incorporation dated May 12, 2006

3.2                  Bylaws dated May 19, 2006

5.1                  Opinion of Michael Espey, Esq.

10.1 License Agreement with Hydrosystemtechnik GmbH dated 9/28/07

10.2                 2006 Non-Qualified Stock Option and Stock
                     Appreciation Rights Plan dated May 19, 2006

10.3                 Form of Subscription Agreement 2006

10.4                 Memorandum of Understanding between HydroDynex and
                     IMF dated 6/23/08

10.5 Promissory Note between Jerod Edington and HydroDynex dated May 19, 2006

23.1                 Consent of Williams & Webster LLC

23.2                 Consent of Michael Espey, Esq.(included in Exhibit 5.1)

Financial Statement Schedules

None


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Item 17.  Undertakings

A.  The undersigned small business issuer will:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:



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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.


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                                SIGNATURES
                                ----------

In accordance with the requirements of the Securities Act of 1933, Hydrodynex, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Burbank, California dated June 30th, 2008.


                                         HYDRODYNEX, INC.

Date: June 30th, 2008                    By:  /s/ Jerod C. Edington
      ---------------                         ---------------------
                                              Jerod C. Edington
                                              President and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                                         HYDRODYNEX, INC.

Date: June 30th, 2008                    By:  /s/ Jerod C. Edington
      ---------------                         ---------------------
                                              Jerod C. Edington
                                              President and Director


                                         HYDRODYNEX, INC.

Date: June 30th, 2008                    By:  /s/ Blaine Davidson
      ---------------                         -------------------
                                              Blaine Davidson
                                              Chief Financial Officer



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